Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Sells Tennessee Plant, Strengthens Balance Sheet

OMAHA, Neb. September 26, 2025 - (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) today announced that it has completed the previously announced sale of its ethanol plant in Rives, Tennessee, to POET Biorefining - Obion, LLC for $190 million in cash. The total includes an estimated $20 million in working capital, to be finalized post-closing.
This transaction strengthens Green Plains’ balance sheet by eliminating the company’s junior mezzanine debt and enhancing liquidity. It provides greater financial flexibility consistent with the company’s strategy to optimize its portfolio and advance carbon reduction initiatives.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company advancing the transition to a low-carbon world through the production of renewable fuels and sustainable, high-impact ingredients. The company leverages agricultural, biological, and fermentation expertise to transform annually renewable crops into low-carbon energy and sustainable feedstocks. Green Plains is actively deploying carbon capture and storage (CCS) solutions, with three of its facilities set to begin carbon capture later this year. Through innovation and operational excellence, Green Plains is reducing the carbon intensity of its products while delivering value to stakeholders. For more information, visit www.gpreinc.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws about the Company, Green Plains Obion and the proposed transaction, including but not limited to all statements about the timing and approvals of the proposed transaction; satisfaction of other customary closing conditions, expectations of future plans, priorities, focus and benefits of the proposed transaction, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “ “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should view these statements with caution and should not place undue reliance on such statements. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to the consummation of the transaction, including but not limited to the ability to obtain required regulatory or government approvals or to obtain such approvals on satisfactory conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on the Company, Green Plains Obion or their respective businesses; and other risks and uncertainties described in the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q, which are incorporated herein by reference, and in other documents that the Company may file or furnish with the SEC. Except to the extent required by law, the Company does not assume any obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.
Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

###